Exhibit 99.2

2017 2Q PERFORMANCE

HERSHEY UNWRAPPED

"Consumers continue to be delighted by **OUR CORE BRANDS AND INNOVATION,** as evidenced by our solid U.S. retail takeaway and seasonal performance this quarter. We are increasing investments to **STRENGTHEN AND EXPAND OUR BUSINESS** while delivering strong operating profit and gross margin expansion in a rapidly evolving marketplace."

– MICHELE BUCK, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE HERSHEY COMPANY

WE'RE GROWING IN A RAPIDLY CHANGING MARKETPLACE:

- Millennials
- Digital Transformation
- Path to Purchase
- Emerging Brands
- Customer Consolidation

PERFORMANCE SUMMARY

$1.66 BILLION
NET SALES
+1.8% in constant currency

$0.95
REPORTED EPS–DILUTED +39.7%

$1.09
ADJUSTED EPS–DILUTED +28.2%

GLOBAL HIGHLIGHTS

CONSOLIDATED NET SALES IMPROVED

NORTH AMERICA
+2.5% NET SALES INCREASE*

INTERNATIONAL & OTHER
-3.5% NET SALES DECREASE*

*In constant currency

OUR VISION: INNOVATIVE SNACKING POWERHOUSE

REIGNITING CORE
and expanding in snacking

Actively reallocating resources to
FUEL OUR BUSINESS



GROW
EXPAND MARGINS
INVEST

Investing in
PEOPLE, BRANDS, CAPABILITIES AND TECHNOLOGY

LOOKING AHEAD

- Driving more from **THE CORE**
- Fewer, bigger, better, **FASTER INNOVATION**
- Focusing on the **BOX AND BEYOND**
- Expanding from **TREAT TO FUEL**

FOR MORE INFORMATION

FINANCIAL CONTACT **MARK POGHARIAN** MPOGHARIAN@HERSHEYS.COM

MEDIA CONTACT **JENNIFER SNIDERMAN** JSNIDERMAN@HERSHEYS.COM

We present both GAAP and non-GAAP financial measures as we believe doing so provides additional information to investors to facilitate the comparison of past and present operations. See our 2Q earnings press release for additional information and a reconciliation of GAAP and non-GAAP measures.